Email Subject: **Stockholder Update: Stockholder Update: Bloomberg Linea Feature on Argentina's Economic Potential**

Hidden Preheader: **Discover how recent economic insights from Bloomberg Linea could impact Gaucho Holdings and our strategic positioning in Argentina's evolving market.**

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GAUCHO GROUP HOLDINGS, INC.

GAUCHO BUENOS AIRES | ALGODON MANSION BUENOS AIRES | ALGODON WINE ESTATES WELLNESS RESORT | ALGODON WINE ESTATES PRIVATE ESTANCIAS | ALGODON FINE WINES SAN RAFAEL, MENDOZA



CPAC

Argentina President, Javier Milei

August 15, 2024

Dear Stockholders,

We hope this message finds you well. We wanted to take a moment to share some recent developments that we believe are of interest to our stockholders, particularly in light of the current economic environment in Argentina.

Today, **Bloomberg Linea**, a respected source for economic and business news across Latin America, published an insightful article featuring an interview with Andrew Cummins, the founder of Explorador Capital. Mr. Cummins, who has been deeply invested in Latin America since 1997, discussed the **potential for Argentina's bonds and stocks to stand out globally**, given recent and ongoing

economic reforms. He notably stated, "**If current economic policy changes continue and are successfully upheld, Argentina could become one of the best performing markets globally in the next five years.**"

In the interview, Mr. Cummins expresses optimism regarding the future of Argentine assets under the presidency of Javier Milei, emphasizing that reducing the size of government and implementing key reforms could unlock significant human and economic potential within Argentina. Notably, Explorador Capital, which has a substantial stake in Argentina, is preparing to increase its investment in the country, should signals of economic success continue to emerge.

The full article can be accessed at the link below, and we encourage you to read it in its entirety. We believe the article offers a balanced and up-to-date assessment, highlighting the growing global attention on Argentina's economic developments.

SEE THE ARTICLE HERE

We believe this perspective is significant for Gaucho Holdings for several reasons:

1. Strategic Positioning: Gaucho Holdings is uniquely positioned within Argentina, a country on the verge of potentially transformative economic change. As a company deeply integrated into the Argentine market, we stand to benefit from the positive outcomes of these reforms.

2. Market Potential: The article highlights the possibility of Argentina becoming one of the best-performing markets globally in the next five years, particularly if the current economic policies are upheld and capital controls are lifted. This outlook aligns with our belief that Argentina's economic climate offers a fertile ground for growth, especially in sectors such as real estate, agriculture, and financial services.

3. Investment Confidence: Explorador Capital's intention to increase its position in Argentina, despite short-term challenges, speaks to a broader confidence in the country's long-term potential. This sentiment reinforces our own commitment to leveraging our assets in Argentina to benefit our stockholders.

While we remain cautious and focused on our strategic objectives, we view the insights shared by Mr. Cummins as a positive affirmation of the opportunities that lie ahead. Furthermore, **we are encouraged by the reintroduction of mortgages in Argentina, which we believe can have a favorable impact on real estate values** in the years ahead. As always, our priority is to manage our resources prudently and to create sustainable value for our stockholders.

We appreciate your continued support and look forward to keeping you informed of any further developments.

Sincerely,



Scott L. Mathis Founder,
Chief Executive Officer and Chairman of the Board of Directors
smathis@gauchoholdings.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this anouncement includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

GAUCHO
GROUP
HOLDINGS, INC.
(NASDAQ:VINO)

112 NE 41st Street, Suite #106 Miami, FL 33137